Exhibit 10.2

THIRTY-FIFTH AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS THIRTY-FIFTH AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT, dated as of May 8, 2009 (this “Amendment”), is by and between BRAD FOOTE GEAR WORKS, INC. (f/k/a BFG Acquisition Corp.), an Illinois corporation (the “Borrower”) and BANK OF AMERICA, N.A., (f/k/a LaSalle Bank National Association, f/k/a LaSalle National Bank, f/k/a LaSalle Bank N.I.) (the “Lender”).

WHEREAS, the Borrower and the Lender are party to that certain Loan and Security Agreement, dated as of January 17, 1997 (as amended to date, the “Loan Agreement”; capitalized terms used herein, but not otherwise defined herein, shall have the meanings given them in (or by reference in) the Loan Agreement);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree to amend the Loan Agreement as follows:

SECTION 1.                                AMENDMENTS.  Effective as of the Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

1.1                                 The fifth paragraph of Section 10 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“As soon as available, but not later than (i) fifteen (15) days after the end of each calendar month other than March, June, September and December and (ii) twenty-five (25) days after the end of each of the calendar months of March, June, September and December, Borrower shall deliver to the Lender (i) a monthly accounts receivable aging and a monthly accounts payable aging and (ii) internally prepared monthly financial statements of Borrower and Parent, in form and content satisfactory to Lender, which monthly statements shall include an income statement, balance sheet and cash flow statement for the most recently ended calendar month and on a year to date basis, and shall show a comparison for such calendar month and on a year to date basis versus the same period of the prior calendar year.  The validity and accuracy of such financial statements shall be certified by the chief executive or financial officer of the Borrower or Parent, as applicable, in a form satisfactory to the Lender.”

1.2                                 Sections 14.1(d) through (f) of the Loan Agreement shall be amended and restated in their entirety to read as follows:

“(d)                           Senior Debt to EBITDA.  As of the end of each fiscal quarter set forth below, the Borrower shall maintain a ratio of Senior Debt to trailing twelve (12) month EBITDA of not greater than the ratio set forth below across from such period:

Period	Maximum Ratio

fiscal quarter ended March 31, 2009	3.4 to 1.0

fiscal quarter ended June 30, 2009	8.4 to 1.0

fiscal quarter ended September 30, 2009	3.4 to 1.0

fiscal quarter ended December 31, 2009 and each fiscal quarter thereafter	3.0 to 1.0

(e)                                  Cash Flow Coverage.  As of the end of each fiscal quarter set forth below, the Borrower shall maintain a Cash Flow Coverage of not less than the ratio set forth below across from such period; provided, however, that this covenant shall not be measured for the fiscal quarter ended June 30, 2009:

Period	Minimum Ratio

fiscal quarter ended March 31, 2009	0.35 to 1.0

fiscal quarter ended June 30, 2009	N/A

fiscal quarter ended September 30, 2009	0.80 to 1.0

fiscal quarter ended December 31, 2009	1.10 to 1.0

fiscal quarter ended March 31, 2010 and each fiscal quarter thereafter	1.25 to 1.0

(f)                                    Minimum EBITDA.  As of the end of each calendar month set forth below, the Borrower shall maintain a minimum cumulative EBITDA commencing January 1 of the applicable calendar year and ending on the last day of such calendar month of not less than the amount set forth below across from such month in the applicable calendar year.

Period	Minimum EBITDA 2009	Minimum EBITDA 2010 and 2011
January		$1,046,000
February		$1,838,000
March	$611,000	$2,571,000
April	$1,205,000	$2,340,000
May	$986,000	$3,312,000
June	$1,674,000	$4,099,000
July	$2,527,000	$4,940,000
August	$3,607,000	$5,878,000
September	$4,891,000	$6,982,000
October	$6,167,000	$8,044,000
November	$7,434,000	$8,835,000
December	$8,685,000	$9,919,000	”

SECTION 2.                                WAIVER.

2.1                                 The Lender hereby waives:

(a)                                  the Borrower’s failure to deliver the documents required by and as set forth in the fifth paragraph of Section 10 of the Loan Agreement solely for the calendar month of March 2009;

(b)                                 the Borrower’s failure to deliver the updated Schedule 10.1 as set forth in the seventh paragraph of Section 10 of the Loan Agreement solely for the quarter ended March 31, 2009;

(c)                                  the Borrower’s failure to deliver the certification by the chief executive or financial officer of the Borrower of the validity and accuracy of the Borrower’s financial statements delivered pursuant to the fifth paragraph of Section 10 of the Loan Agreement solely for the calendar months of January 2009, February 2009 and March 2009;

(d)                                 the Borrower’s failure to deliver the certified monthly financial statements of the Parent pursuant to the fifth paragraph of Section 10 of the Loan Agreement at any time prior to the date hereof;

(e)                                  the Borrower’s failure to deliver the monthly accounts receivable aging or the monthly account payable aging pursuant to the fifth paragraph of Section 10 of the Loan Agreement solely for the calendar month of February 2009; and

(f)                                    the Borrower’s violation of the financial covenants set forth in (i) Section 14.1(d) of the Loan Agreement solely for the fiscal quarter ended March 31, 2009 but only to the extent that such failure would not cause any Default or Event of Default under the Loan Agreement as amended hereby, (ii) Section 14.1(e) of the Loan Agreement solely for the fiscal quarter ended March 31, 2009 but only to the extent that such failure would not cause any Default or Event of Default under the Loan Agreement as amended hereby, (iii) Section 14.1(f) of the Loan Agreement solely for each of the calendar months of January 2009, and February 2009 and (iv) Section 14.1(f) of the Loan Agreement solely for each of the calendar months of March 2009 and April 2009, but only to the extent that such failure would not cause any Default or Event of Default under the Loan Agreement as amended hereby (each of the foregoing clauses (a), (b), (c), (d), (e) and (f) collectively the “Known Defaults”).

2.2                                 Consistent with the foregoing, nothing contained herein shall be deemed to be a waiver or abandonment of (i) any other Event of Default (whether presently or subsequently existing) other than the Known Defaults, including any such other Event of Default or breach that is of the same nature or type (or arises under the same provision of the Loan Agreement, Loan Documents or Subsidiary Loan Documents) as any of the Known Defaults, or (ii) any rights, powers and/or remedies presently or subsequently available to the Lender against the Borrower or any Guarantor (including any of its property) and/or any other Person or entity (including any of such Person’s or entity’s property) under the Loan Agreement, any of the Subsidiary Loan Documents or any of the other Loan Documents, applicable law or otherwise, relating to any matter other than solely with respect to the Known Defaults, each of which rights, powers or remedies is hereby specifically and expressly reserved.

SECTION 3.                                CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Lender shall have received the following:

3.1                                 Amendment.  This Amendment, duly executed by the parties hereto.

3.2                                 Amendment and Wavier Fee; Expenses.  Payment by the Borrower in immediately available funds of a $25,000 amendment and waiver fee, as well as all reasonable fees and expenses required to be reimbursed or paid by the Borrower pursuant to Section 5.2 hereof, including, without limitation, the fees and expenses of Mayer Brown LLP, counsel to the Lender, incurred in connection with the drafting, negotiation, execution, delivery and effectiveness of this Amendment.  For the avoidance of any doubt, the amendment and waiver fee payable pursuant to this Section 3.2 shall be in addition to, and shall not affect the amount or payment dates of, the extension fee set forth in Section 14.4 of the Loan Agreement.

3.3                                 Reaffirmation.  A Reaffirmation, substantially in the form attached hereto as Exhibit A, executed by the Parent, 1309 and 5100.

3.4                                 Outstanding Deliverables.  The following items, each in form and substance reasonably satisfactory to the Lender:

(a)                                  internally prepared monthly financial statements of Borrower for the calendar month of March 2009, which monthly statements shall include an income statement, balance sheet and cash flow statement for such month and on a year to date basis, and which shall show a comparison for such calendar month and on a year to date basis versus the same period of the prior calendar year, certified by the chief executive or financial officer of the Borrower;

(b)                                 internally prepared monthly financial statements of the Parent for each of the calendar months of January 2009, February 2009 and March 2009, which monthly statements shall include an income statement, balance sheet and cash flow statement for such month and on a year to date basis, and which shall show a comparison for such calendar month and on a year to date basis versus the same period of the prior calendar year, certified by the chief executive or financial officer of the Parent; and

(c)                                  an updated Schedule 10.1, as of the end of the fiscal quarter ended March 31, 2009, setting forth the identified material accounting weaknesses of the Borrower and the Parent, including necessary steps to correct such issues, the timeframe to correct such issues and the Person responsible for each corrective step to correct such issues and the current status of the items listed thereon.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES.  To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender as follows:

4.1                                 Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and do not:

(a)                                  contravene the Borrower’s organizational documents;

(b)                                 contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c)                                  result in, or require the creation or imposition of, any Lien on any of Borrower’s properties, other than the Permitted Liens.

4.2                                 Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

4.3                                 Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

4.4                                 Event of Default.  No Event of Default shall occur as a result of, or after giving effect to, this Amendment.  No Event of Default, other than the Known Defaults, has occurred and is continuing.

4.5                                 Acknowledgements.  Without in any manner limiting the generality of the release set forth in Section 5.5 hereof, the Borrower hereby represents, warrants, covenants and agrees that there exist no offsets, counterclaims or defenses to payment or performance of the obligations set forth in the Loan Agreement, the Subsidiary Loan Documents or the other Loan Documents and, in consideration hereof, expressly waives any and all such offsets, counterclaims and defenses arising out of any alleged acts, transactions or omissions on the part of the Lender arising (or otherwise relating to the period) on or prior to the Amendment Effective Date.

SECTION 5.                                MISCELLANEOUS.

5.1                                 Continuing Effectiveness, etc.  This Amendment shall be deemed to be an amendment to the Loan Agreement, which shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.  After the effectiveness of this Amendment in accordance with its terms, all references to the Loan Agreement in the Loan Documents or the Subsidiary Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Loan Agreement as amended hereby.

5.2                                 Payment of Costs and Expenses.  The Borrower agrees to pay on demand all expenses of the Lender (including the fees and out-of-pocket expenses of counsel to the Lender) in connection with the drafting, negotiation, execution, delivery and effectiveness of this Amendment.

5.3                                 Mayer Brown Expenses.  Without limiting the generality of Section 5.2, the Borrower agrees to pay, within ten (10) Business Days of receipt of an invoice, the fees and expenses of Mayer Brown LLP, counsel to the Lender, incurred in connection with the representation of the Lender in this matter.

5.4                                 General Loan Agreement Compliance.  All provisions of the Loan Agreement (as expressly amended in Section 1), the Subsidiary Loan Documents and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof and the Borrower reaffirms all its agreements under the Loan Agreement, the Subsidiary Loan Documents and the other Loan Documents.  The Borrower shall comply with the provisions of the Loan Documents and Subsidiary Loan Documents to which it is a party, including, without limitation, the timely payment of all scheduled principal and interest payments.

5.5                                 Release and Covenant Not to Sue.  In consideration of the agreements and understandings in this Agreement, the Borrower, for itself and on behalf of the Borrower’s Derivative/Successor Persons, hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever releases, acquits and discharges each Lender Released Party from any Claim relating in any manner whatsoever to any of the Loan Documents, including any transaction contemplated thereby or undertaken in connection therewith, or otherwise to the Borrower’s credit relationship with the Lender, which relates or may relate in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the Amendment Effective Date (each a “Borrower-Related Claim”).

The Borrower hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely finally and forever covenants that it shall refrain, and further shall direct any Derivative/Successor Person to refrain, from commencing or otherwise prosecuting any action, suit or other proceeding of any kind, nature, character, or description, including in law or in equity, against any Lender Released Party on account of any Borrower-Related Claim.  Each Lender Released Party shall be entitled to enforce this covenant through specific performance.  In addition to any other liability which shall accrue upon the breach of this covenant, the breaching party (including any Derivative/Successor Person of the Borrower that commences or prosecutes any such action, suit or other proceeding) shall be liable to such Lender Released Party for all reasonable attorneys’ fees and costs incurred by such party in the defense of any such action, suit or other proceeding.

The following terms shall have the following definitions when used in this Section 5.5:

“Claims” shall mean, with respect to the Borrower, any and all claims, counterclaims, actions, causes of action (including, any relating in any manner to any existing litigation or investigation), suits, obligations, controversies, defenses, debts, liens, contracts, agreements, covenants, promises, liabilities, damages, penalties, demands, threats, compensation, losses, costs, judgments, orders, interest, fee, or expense (including attorneys’ fees and expenses) or other similar items of any kind, type, nature, character or description, including, whether in law, equity or otherwise, whether now known or unknown, whether in contract or in tort, whether choate or inchoate, whether contingent or vested, whether liquidated or unliquidated, whether fixed or unfixed, whether matured or unmatured, whether suspected or unsuspected, and whether or not concealed, sealed or hidden, of the Borrower and/or which may be asserted by the Borrower, through the Borrower or otherwise on the behalf of the Borrower (including those which may be asserted on any derivative basis), which have existed at any time on or prior to the date hereof.

“Derivative/Successor Person” shall mean, with respect to the Borrower, any person or other entity (including any former, current, or future employee, officer, agent, attorney, board member, shareholder, parent, subsidiary, partnership, joint venture, other affiliate, spouse, relative, heir, beneficiary, legal representative, creditor, successor or assign) that may assert or may attempt to assert any Claim by or otherwise belonging to the Borrower, through the Borrower or otherwise on behalf of the Borrower (including on any derivative basis).

“Lender Released Parties” shall mean the Lender and each of its former, current, and future subsidiaries, parents, partnerships, joint ventures, other affiliates, officers, directors, employees, attorneys, agents (including consultants), assigns, heirs, executors, administrators, predecessors, successors and assigns.

5.6                                 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

5.7                                 Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

5.8                                 Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

5.9                                 Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-5), BUT OTHERWISE WITHOUT GIVING EFFECT TO ANY OF SUCH STATE’S CONFLICTS-OF-LAW PROVISIONS.

5.10                           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ Ralph Placzek
Name:	Ralph Placzek
Title:	Vice President of Finance and Treasurer

Thirty Fifth Amendment and Waiver to

Loan and Security Agreement

Signature Page

S-1

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sandra H. Bennett
Name:	Sandra H. Bennett
Title:	Senior Vice President

Thirty Fifth Amendment and Waiver to

Loan and Security Agreement

Signature Page

S-2

EXHIBIT A

REAFFIRMATION

THIS REAFFIRMATION (this “Reaffirmation”) dated as of May     , 2009, is made by each of the undersigned (each, an “Undersigned”), in favor of the Lender (as defined below).

R E C I T A L S:

1.                                       Brad Foote Gear Works, Inc. (the “Borrower”) and Bank of America, N.A., as lender (in such capacity, the “Lender”) are parties to that certain Loan and Security Agreement, dated as of January 17, 1997 (as amended to date and in effect on the date hereof, the “Existing Credit Agreement”).

2.                                       The Borrower and the Lender have agreed to amend the Existing Credit Agreement pursuant to that certain Thirty-fifth Amendment and Waiver to Loan and Security Agreement (the “Thirty-fifth Amendment”) of even date herewith (the Existing Credit Agreement, as amended by the Thirty-fifth Amendment, and as such may be further amended, modified, restated or supplemented from time to time, the “Credit Agreement”).

3.                                       Each of the Undersigned is party to one or more Loan Documents (collectively, the “Reaffirmed Documents”) relating to the Credit Agreement.

4.                                       It is a condition precedent to the occurrence of the Amendment Effective Date (as defined in the Thirty-fifth Amendment) that each of the Undersigned execute and deliver this Reaffirmation.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to enter into the Thirty-fifth Amendment, each Undersigned agrees, for the benefit of the Lender, as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise defined herein.

ARTICLE II.
REAFFIRMATION

Each Reaffirmed Document remains in full force and effect and is hereby ratified and confirmed, and from and after the date hereof, each reference that appears in any of the Reaffirmed Documents to the Existing Credit Agreement shall be deemed to be a reference to the Credit Agreement.

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ARTICLE III.
MISCELLANEOUS PROVISIONS

SECTION 3.1.  Loan Document.  This Reaffirmation is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 3.2.  Severability.  Any provision of this Reaffirmation which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Reaffirmation or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 3.3.  Headings.  The various headings of this reaffirmation are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 3.4.  Execution in Counterparts.  This Reaffirmation may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 3.5  Governing Law.  THIS REAFFIRMATION SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-5), BUT OTHERWISE WITHOUT GIVING EFFECT TO ANY OF SUCH STATE’S CONFLICTS-OF-LAW PROVISIONS.

SECTION 3.6  Successors and Assigns.  This Reaffirmation shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 3.7  Release and Covenant Not to Sue.  Each of the Undersigned agrees that it shall be bound by the release set forth in Section 5.5 of the Thirty-fifth Amendment as if such provision applied directly to such party mutatis mutandis.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Reaffirmation to be duly executed and delivered as of the date first above written.

BROADWIND ENERGY, INC.

By:
Name:
Title:

1309 SOUTH CICERO AVENUE, LLC

By:
Name:
Title:

5100 NEVILLE ROAD, LLC

By:
Name:
Title:

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